UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 13, 2013, the board of directors of XenoPort, Inc. (“XenoPort,” or the “Company”) committed to implementing a reduction in force that includes the elimination of certain non-executive positions as the Company completes certain work projects on its arbaclofen placarbil development program. The Company notified the employees affected by the reduction in force on June 14, 2013. Pursuant to the XenoPort Amended and Restated 2012 Severance Plan (the “2012 Severance Plan”), a non-executive employee terminated by the Company because of elimination of his or her position is eligible to receive continuation of medical insurance under COBRA and specified severance payments based on the employee’s level and years of service with the Company.

The Company estimates that it will incur total charges of approximately $1.2 million in the second quarter of 2013 in connection with the restructuring, including approximately $0.7 million related to severance and other one-time termination benefits and approximately $0.5 million in continuation of salary and benefits of certain employees until their work is completed and their positions are eliminated. The Company expects that all such work will be completed and positions eliminated by October 31, 2013. The Company expects that the associated cash payments of approximately $1.2 million will be paid out commencing in the second quarter of 2013 and will be completed in the first quarter of 2014. The estimates of total charges and cash expenditures that the Company expects to incur in connection with the workforce reduction, and the timing thereof, are subject to a number of assumptions, and actual results may materially differ.

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to the estimated charges for the reduction in force, including related estimated cash expenditures, and the timing for the completion of the reduction in force. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that restructuring costs may be greater than currently anticipated, and risks related to the impact of the workforce reduction on the Company’s business and unanticipated charges not currently contemplated that may occur as a result of the reduction in force. The Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 24, 2013, contains under the heading, “Risk Factors,” a more comprehensive description of risks to which the Company is subject. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: June 14, 2013	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer